UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2008 (December 15, 2008)

GENERAL DYNAMICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia		22042-4513
(Address of principal executive offices)		(Zip code)

(703) 876-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 8, 2008, General Dynamics Corporation (the “Corporation”) and certain of its subsidiaries entered into an underwriting agreement with Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the underwriters (the “Underwriting Agreement”), with respect to the Corporation’s issuance and sale of $1,000,000,000 aggregate principal amount of 5.25% notes due 2014.

The notes were issued on December 15, 2008, pursuant to the Fourth Supplemental Indenture, dated as of December 15, 2008, under the Indenture, dated as of August 27, 2001, among the Corporation, the Guarantors and The Bank of New York Mellon, as trustee.

The offering of the notes was registered pursuant to the Corporation’s Registration Statement on Form S-3ASR (Registration No. 333-155980), which was filed with the Securities and Exchange Commission on December 8, 2008.

Copies of the Underwriting Agreement and the Fourth Supplemental Indenture are filed as exhibits hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

4.1 Underwriting Agreement, dated December 8, 2008, among General Dynamics Corporation, the Guarantors named therein and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the underwriters.

4.2 Fourth Supplemental Indenture, dated as of December 15, 2008, among General Dynamics Corporation, the Guarantors named therein and The Bank of New York Mellon, as trustee (includes form of 5.25% Note due 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

By:	/s/ John W. Schwartz
Name: John W. Schwartz Title: Vice President and Controller

Dated: December 15, 2008